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                               EXHIBIT 99.5

                DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.

                            POST OFFICE BOX 66
                            29705 453RD AVENUE
                      IRENE, SOUTH DAKOTA 57037-0066
                              (605) 263-3301

                SECOND NOTICE OF SPECIAL MEETING OF MEMBERS

To the Members of Dakota Cooperative Telecommunications, Inc.:

     A special meeting of the Members of Dakota Cooperative
Telecommunications, Inc. (the "Cooperative") will be held in the gymnasium at Irene Public School, 130 E. State Street, Irene, South Dakota, on Monday, July 21, 1997, at 7:00 p.m., local time, for the following purposes:

     1. To consider and vote upon a proposal to adopt an amendment to the Cooperative's articles of incorporation to convert the Cooperative into a South Dakota business corporation which would be named Dakota Telecommunications Group, Inc. (the
          "Conversion").

     2. To transact such other business as may properly come before the meeting.

     A vote for adoption of the Conversion also constitutes a vote for approval of the 1997 Stock Incentive Plan and a vote for approval of the form of Indemnity Agreement, both of which are described in the Prospectus and Ballot/Proxy Statement that was previously distributed to you along with the original Notice of the Special Meeting of Members. This Notice is simply a reminder of the special meeting. If you did not receive or otherwise cannot locate the Prospectus and Ballot/Proxy Statement and form of Ballot/Proxy that were previously distributed to you, please call the Cooperative at the telephone number listed above to receive replacements.

     The Board of Directors has fixed the close of business on June 5, 1997, as the record date for the determination of Members entitled to notice of and to vote at the meeting and any adjournment of the meeting.

                              By Order of the Board of Directors,



                              John A. Schaefer, Secretary

Irene, South Dakota
July 7, 1997


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                YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO
                 ATTEND THE MEETING, PLEASE SIGN, DATE AND
                     RETURN THE PREVIOUSLY DISTRIBUTED
                          BALLOT/PROXY PROMPTLY.